2007/2009 PERFORMANCE SHARE AGREEMENT


        This 2007/2009 Performance Share Agreement ("Agreement") is effective as of July 23, 2007, by and between AMR Corporation, a Delaware corporation (the "Corporation"), and [FIRST NAME LAST NAME], employee number [EMPLOYEE NUMBER] (the "Employee" or the "Recipient"), an officer or key employee of one of the Corporation's Subsidiaries.

      WHEREAS, pursuant to the 2007/2009 Performance Share Plan for Officers and Key Employees (the "Plan"), as adopted by the Board of Directors of the Corporation (the "Board"), the Compensation Committee of the Board (the "Committee") has determined to make an award to the Employee (subject to the terms of the Plan and this Agreement), as an inducement for the Employee to remain an employee of one of the Corporation's Subsidiaries during the time frame of 2007 - 2009 and to retain and motivate such Employee during such employment.

      This Agreement sets forth the terms and conditions attendant to the Award under the Plan.

      1.    Grant  of  Award.   Subject  to  the  terms  and
conditions of this Agreement, the Plan and the AMR Corporation 1998 Long Term Incentive Plan, as amended (the "LTIP"), the Recipient is hereby granted an Award effective as of July 23, 2007 (the "Grant Date"), in respect to [NUMBER] of shares of the Corporation's Common Stock ("Common Stock"). The Award shall vest, if at all, in accordance with Section 2 of this Agreement. On or about the date the Award vests (if at all), the Recipient will receive a payment from the Corporation of a combination of cash and/or Common Stock. The Committee will determine the amount of the Award to be paid in cash, if any (the "Cash Award"), and the amount of the Award to be settled in shares of Common Stock (the "Stock Distribution"). Any such Cash Award will be paid on or about April 30, 2010 (such Cash Award will be made pursuant to the Annual Incentive Plan). The Stock Distribution will be paid on or about April 22, 2010 (such Stock Distribution will be made from shares available for issuance under the LTIP and/or another shareholder-approved equity compensation plan). The sum of the Cash Award and the Stock Distribution will equal the product of: (a) the Fair Market Value of the Common Stock on April 21, 2010, and (b) the number of shares of Common Stock comprising the Award.

     2.   Vesting and Distribution.

     (a) The Award will vest, if at all, in accordance with Schedule A, attached hereto and made a part of this Agreement.

     (b) In the event the Employee's employment with one of the Corporation's Subsidiaries is terminated prior to the end of the measurement period set forth in Schedule A (the "Measurement Period") due to his or her death, Disability (as defined in Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code")), Retirement (subject to the second paragraph of Section 4) or termination not for Cause (each an "Early Termination"), the Award will vest, if at all, on a pro-rata basis and will be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate). The pro-rata basis will be a percentage where: (i) the denominator of which is 36, and (ii) the numerator of which is the number of months from January 1, 2007 through the month of Early Termination, inclusive. The cash and/or Common Stock subject to this pro-rata Award will be paid to the Recipient at the same time as Cash Awards and Stock Distributions under the Plan are paid to then current employees who have Awards under the Plan, subject to Section 2(f) of this Agreement. Notwithstanding the foregoing, in no event will a payment be provided to the Employee unless and until the Employee's Retirement or termination not for Cause constitutes a "separation from service" for purposes of Treasury Regulation 1.409A-1(h) or successor guidance thereto.

      (c) In the event the Recipient's employment with one of the Corporation's Subsidiaries is terminated for Cause, or if the Recipient terminates such employment with such Subsidiary prior to his or her Retirement, each occurring prior to April 21, 2010, the Award shall be forfeited in its entirety.

     (d) If, prior to April 21, 2010, the Recipient becomes an employee of a Subsidiary that is not wholly-owned, directly or indirectly, by the Corporation, or if the Recipient begins a leave of absence without reinstatement rights, then in each case the Award shall be forfeited in its entirety.

     (e) In the event of a Change in Control of the Corporation prior to the payment of the cash and/or Common Stock subject to the Award, such payment will be made within 60 days of the date of the Change in Control. In such event, the vesting date will be the date of the Change in Control. The term "Change in Control" is defined for purposes of this Agreement in Section 7.

     (f) Notwithstanding the third sentence of Section 2(b) above, if the Employee is a "specified employee" pursuant to Treasury Regulation 1.409A-1(i) or successor guidance thereto, any payment on account of his or her Retirement or termination not for Cause shall not be paid until the earlier of: (i) the sixth month anniversary of the date of separation from employment due to Retirement or termination not for Cause or (ii) the date of the Employee's death.

     (g) To the extent the Cash Award and/or Stock Distribution subject to the Award is otherwise payable pursuant to this Agreement and except as otherwise provided herein, such Cash
Award  and/or  Stock  Distribution  will  be  paid  on   the
applicable  dates  and  events  specified  herein  (each   a
"Payment Date"); provided, however, in no event shall any such payment be made later than the 15th day of the third
month  of  the  calendar  year  immediately  following   the
calendar year in which the Payment Date occurs.

       3. Transfer Restrictions. This Award is non-transferable, other than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt by the Recipient (or the Recipient's successor in interest after the Recipient's death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void and of no further validity, at the discretion of the Committee.

     4.   Miscellaneous. This Agreement (a) shall be binding upon
and   inure  to  the  benefit  of  any  successor   of   the
Corporation, (b) shall be governed by the laws of the  State of  Texas and any applicable laws of the United States,  and
(c)  may not be amended without the written consent of  both
the  Corporation  and  the  Employee.   Notwithstanding  the
foregoing, this Agreement may be amended from time to time without the written consent of the Employee pursuant to
Section 8 below and as permitted by the Plan or the LTIP (or its successor). No contract or right of employment shall be implied by this Agreement.

          In the event the Employee's employment is terminated by reason of Early or Normal Retirement and the Employee is subsequently employed by a competitor (as determined in the Board's discretion) of the Corporation or any of its Subsidiaries prior to the complete payment of the cash and/or Common Stock subject to the Award, the Corporation reserves the right, upon notice to the Employee, to declare the Award forfeited and of no further validity.

           In consideration of the Employee's privilege to participate in the Plan and receive the Award under this Agreement, the Employee agrees: (i) not to disclose any trade secrets of, or other confidential or restricted information of the Corporation or any of its Subsidiaries to any unauthorized party; (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during or after his or her employment with any Subsidiary of the Corporation; and (iii) not to solicit any then current employees of any Subsidiary of the Corporation to join the employee at his or her new place of employment after such employment has terminated. The failure by the employee to abide by the foregoing obligations shall result in his or her award being forfeited in its entirety.

          The Employee shall not have the right to defer any payment of the Cash Award or the Stock Distribution. Except as provided in this Agreement, the Committee and Corporation shall not accelerate the payment of any Cash Award or the Stock Distribution.

            Any Cash Award will be net of applicable withholding and social security taxes. The Employee will pay to the Corporation timely any and all such taxes on account of the Stock Distribution. The failure by the Employee to pay timely such taxes will result in a withholding from any and all payments from the Corporation or any Subsidiary to the Employee in order to satisfy such taxes.

           Notwithstanding anything in this Agreement or the Plan to the contrary, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the Common Stock comprising the Stock Distribution, to make substitutions for such Common Stock, all to the effect that the employee will receive cash or other marketable property of a value equivalent to what the Employee would have received in a Stock Distribution. Additionally, notwithstanding anything to the contrary contained in this Agreement or the Plan, (i) any obligation of the Corporation to pay or distribute any shares under this Agreement or the Plan is subject to and conditioned upon the Corporation having sufficient stock in the LTIP or another shareholder-approved equity compensation plan to satisfy all payments or distributions under the Plan and the LTIP, and (ii) any obligation of the Corporation to pay or distribute cash or any other property under this Agreement or the Plan is subject to and conditioned upon the Corporation having the right to do so without violating the terms of any covenant or agreement of the Corporation or any of its Subsidiaries.

          To the extent the Award is forfeited, any and all rights of the Employee under this Agreement shall cease and terminate with respect to such forfeited Award, or portion thereof, without any further obligation on the part of the Corporation.

     5.   [Intentionally Omitted]

     6. Adjustments in Awards. In the event of a stock dividend, stock split, merger, consolidation, re-organization, re-capitalization or other change in the corporate structure of the Corporation, appropriate adjustments shall be made by the Board of Directors to the Award.

     7. Incorporation of the Provisions of the Plan and LTIP. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan and the LTIP (or its successor). For purposes of Section 2(e), the term "Change in Control" will mean a "change in ownership" or "change in effective control" or "change in ownership of the assets" of the Corporation, as determined pursuant to Treasury Regulation 1.409A-3(i)(5) or successor guidance thereto.

     8. Section 409A Compliance. This Agreement is intended to avoid, and not otherwise be subject to, the income inclusion requirements, interest and penalty taxes of
Section 409A of the Code and the regulations and other guidance issued thereunder, and shall be interpreted in a manner consistent with that intent. Notwithstanding the foregoing, in the event there is a failure to comply with
Section 409A of the Code, the Board shall have the discretion to accelerate the time of payment of a Stock Distribution or Cash Award, but only to the extent of the amount required to be included in income as a result of such failure. In addition to amendments permitted by Section 4 above, amendments to this Agreement, the Plan and/or the LTIP (or its successor) may be made by the Corporation, without the Employee's consent, in order to ensure compliance with Section 409A of the Code and the regulations and other guidance issued thereunder.

     9. Securities Law Requirements. Notwithstanding any provision in this Agreement or the Plan to the contrary, the Corporation shall not be required to make any Stock Distribution pursuant to this Award during such period that the Corporation reasonably anticipates that such Stock Distribution will violate federal securities laws or other applicable law. The Corporation may require the Recipient to furnish to the Corporation, prior to the issuance of any shares of Common Stock hereunder, an agreement, in such form as the Corporation may from time to time deem appropriate, in which the Recipient represents that the shares acquired by him or her upon such exercise are being acquired for investment and not with a view to the sale or distribution thereof.

            IN   WITNESS  HEREOF,  this  Performance   Share
Agreement is entered into as of the date first above written.



Employee                           AMR CORPORATION



_________________________          _____________________
                                   Kenneth W. Wimberly
                                   Corporate Secretary

                         Schedule A

              2007/2009 PERFORMANCE SHARE PLAN
               FOR OFFICERS AND KEY EMPLOYEES

Purpose

The purpose of the 2007/2009 Performance Share Plan for Officers and Key Employees, as amended (the "Plan"), is to provide greater incentive to officers and key employees of the subsidiaries and affiliates of AMR Corporation ("AMR" or the "Corporation") to achieve the highest level of individual performance and to meet or exceed specified goals during the time frame 2007 - 2009, which will contribute to the success of the Corporation.

Definitions

For purposes of the Plan, the following definitions will control:

"Affiliate" is defined as a subsidiary of AMR or any entity that is designated by the Committee as a participating employer under the Plan, provided that AMR directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity.

"Board" is defined as the Board of Directors of the Corporation.

"Committee" is defined as the Compensation Committee, or its successor, of the Board.

"Comparator Group" is defined as the following seven U.S. based carriers including, Alaska Air Group, Inc., AMR Corporation, Continental Airlines, Inc., JetBlue Airways Corporation, Southwest Airlines Co., US Airways Group, Inc. and UAL Corporation.

"Corporate Objectives" is defined as being the objectives established by the Committee at the beginning of each fiscal year during the Measurement Period.

"Daily Closing Stock Price" is defined as the stock price at the close of trading (4:00 PM EST) of the National Exchange on which the stock is traded.

"Measurement Period" is defined as the three-year period beginning January 1, 2007 and ending December 31, 2009.

"National  Exchange"  is  defined  as  the  New  York  Stock
Exchange  (NYSE),  the  National Association  of  Securities
Dealers Automated Quotations (NASDAQ), or the American Stock
Exchange (AMEX).

"Total Shareholder Return" or "TSR" is defined as the rate of return reflecting stock price appreciation plus reinvestment of dividends over the Measurement Period. The average Daily Closing Stock Price (adjusted for splits and dividends) for the three months prior to the beginning and ending points of the Measurement Period will be used to smooth out market fluctuations.

Accumulation of Shares

Any distribution under the Plan will be determined by (i) the Corporation's TSR rank within the Comparator Group and/or (ii) the Corporation's attainment of the Corporate Objectives during each year of the Measurement Period and
(iii) the terms and conditions of the award agreement (the "Agreement") between the Corporation and the employee. The distribution percentage of shares pursuant to the TSR metric and based on rank is specified below. In the event that a carrier (or carriers) in the Comparator Group ceases to trade on a National Exchange at any point in the Measurement Period, the following distribution percentage of shares originally awarded, based on rank and the number of remaining carriers within the Comparator Group, will be used accordingly:


            Percent of Original Award (Based on Rank)
Number of
Carriers                      Rank
   in
Comparator
  Group
            7    6     5     4     3      2      1
    7       0%  25%   50%   75%   100%  135%    175%
    6        -   0%   50%   75%   100%  135%    175%
    5       -    -    50%   75%   100%  135%    175%
    4       -    -     -    75%   100%  135%    175%
    3       -    -     -     -    100%  135%    175%

At the end of each fiscal year during the Measurement Period, the Committee will determine whether the Corporate Objectives have been achieved. At the end of the Measurement Period the Committee will determine the distribution percentage of an award based upon the TSR metric and, with respect to senior officer awards, the Corporate Objectives. The size of the award that may vest will range from 0% to 175% of the original award.

Administration

The Committee shall have authority to administer and interpret the Plan and any Agreements thereunder, establish, amend and rescind administrative rules, approve eligible participants, and take any other action necessary for the proper and efficient operation of the Plan and any Agreements thereunder. The TSR metric will be determined based on an audit of AMR's TSR rank by the General Auditor of American Airlines, Inc. A summary of awards under the Plan shall be provided to the Board at its first regular meeting following determination of any such awards. The awards will be paid on or about April 21, 2010, or such date in 2010 that the award is approved for distribution by the Committee, but in no event later than March 15, 2011.

The distribution of any shares under this Plan and any Agreements thereunder is subject to the Corporation having sufficient shares of stock in a stock plan to make such a distribution. In the event the Corporation does not have sufficient shares of stock in such a stock plan for the distribution contemplated by this Plan, the Committee will have the authority and discretion to make substitutions for such shares, all to the effect that the employee will receive cash or other marketable property of a value equivalent to what the employee would have received in a stock distribution. Notwithstanding anything to the contrary contained in this Plan or any Agreement hereunder,
(i) any obligation of the Corporation to pay or distribute any shares under this Plan and any Agreement hereunder is subject to and conditioned upon the Corporation having sufficient stock in the Corporation's 1998 Long Term
Incentive Plan, as amended (the "LTIP") or another shareholder-approved equity compensation plan to satisfy all payments or distributions contemplated by the LTIP, and (ii) any obligation of the Corporation to pay or distribute cash or any other property under this Plan or any Agreements hereunder is subject to and conditioned upon the Corporation having the right to do so without violating the terms of any covenant or agreement of the Corporation or any of its Subsidiaries.

Corporate   Objectives  will  be  used  as  a   metric   for
determining the distribution of shares only for senior officers of the Corporation (or a Subsidiary thereof) unless the Committee determines otherwise.

General

Neither this Plan nor any action taken hereunder shall be construed as giving any employee or participant the right to be retained in the employ of the Corporation or any Subsidiary of the Corporation or to receive any proprietary interest in the Corporation.

Nothing in the Plan shall be deemed to give any employee any right, contractually or otherwise, to participate in the Plan or in any benefits hereunder, other than the right to receive an award as may have been expressly awarded by the
Committee subject to the terms and conditions of the Agreement between the Corporation and the employee and the Plan. Until an employee receives payment of cash and/or shares subject to his or her award, title to and beneficial ownership of all benefits described in the Plan and any Agreement thereunder shall at all times remain with the Corporation.

In the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, epidemic or quarantine restriction, act of government, critical materials shortage, or any other act beyond the control of the Corporation, whether similar or dissimilar (each a "Force Majeure Event"), which Force Majeure Event affects the Corporation or its Subsidiaries or its
Affiliates, the Committee, in its sole discretion, may (i) terminate or (ii) suspend, delay, defer (for such period of time as the Committee may deem necessary), or substitute any awards due currently or in the future under the Plan, including, but not limited to, any awards that have accrued to the benefit of participants but have not yet been paid, in any case to the extent permitted under Treasury Regulation 1.409A-3(d) or successor guidance thereto.

In consideration of the employee's privilege to participate in the Plan, the employee agrees: (i) not to disclose any trade secrets of, or other confidential or restricted information of the Corporation or any of its Subsidiaries to any unauthorized party; (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during or after his or her employment with any Subsidiary of the Corporation; and (iii) not to solicit any then current employees of any Subsidiary of the Corporation to join the employee at his or her new place of employment after such employment has terminated. The failure by the employee to abide by the foregoing obligations shall result in his or her award being forfeited in its entirety.

The Committee may amend, suspend, or terminate the Plan at any time.



                  Grant of Performance
                         Shares
                     July 23, 2007


                                   # of
                                Performance
                                  Shares
               Officer Name      Granted
               G. J. Arpey        95,000

               T. W. Horton       52,000

               D. P. Garton       52,000

               G. F. Kennedy      29,600

               W. R. Reding       29,600